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            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of April 26, 1999, by and among Keynote Systems Incorporated, a California corporation (the "Company"), and the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "INVESTORS").

                                  R E C I T A L S

     A. The Company and the Investors have entered into agreements for sale by the Company and purchase by the Investors of the Company's securities.

     B. In connection with the purchase and sale of the Company's securities, the Company and the Investors desire to provide for the rights of the Investors with respect to information about the Company and registration of the Common Stock issued upon conversion or exercise of the securities according to the terms of this Agreement. In addition, Investors who are signatories to the Second Amended and Restated Investors' Rights Agreement made as of March 10, 1998 (the "PREVIOUS AGREEMENT") and hold a majority of the Registrable Securities covered thereby desire to restate the Previous Agreement as set forth below and consent to the addition, as parties to this Agreement, of the Investors who purchase shares of the Company's Series D Preferred Stock.

     THE PARTIES AGREE AS FOLLOWS:

     1.   CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "AFFILIATE" means, with respect to any individual, partnership or entity, any individual, partnership or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual, partnership or entity.

          (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c) "CONVERTIBLE SECURITIES" shall mean securities of the Company convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock.

          (d) "FORM S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

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          (e)  "HOLDER" shall mean any holder of outstanding Registrable
Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 14 of this Agreement.

          (f) "INITIATING HOLDERS" shall mean Holders who in the aggregate hold more than fifty percent (50%) of the Registrable Securities.

          (g) "MAJOR INVESTORS" shall mean an Investor (together with any affiliate), or its assignee or transferee, who holds not less than (i) 238,000 shares of the Company's Series A Preferred Stock (including Common Stock issuable upon conversion thereof) or (ii) 90,900 shares of the Company's Series B, Series C or Series D Preferred Stock (including Common Stock issuable upon conversion thereof).

          (h) "MATERIAL ADVERSE EVENT" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring and, if it were to occur, might materially adversely affect the business, properties, prospects or financial condition of the Company.

          (i) "QUALIFIED IPO" shall mean a firm commitment underwritten public offering for the account of the Company of shares of its Common Stock pursuant to an effective registration statement on Form S-1 under the Securities Act, in which the aggregate cash proceeds to the Company (net of underwriting discounts and commissions) equals or exceeds $20,000,000 with a minimum per share price of $5.00.

          (j) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended ("REGISTRATION STATEMENT"), and the declaration or ordering of the effectiveness of such Registration Statement.

          (k) "REGISTRABLE SECURITIES" shall mean (1) shares of Common Stock of the Company issued to (or issuable upon the conversion or exercise of any warrant, right or other security which is issued to) the Investors and (2) any other securities of the Company granted Registration rights in connection with
Section 13 hereof; PROVIDED, HOWEVER, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a holder thereof in a transaction in which his, her or its rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (l) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 6 or 7 of this Agreement, including, without limitation, all federal

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and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

          (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (n) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

     2.   FINANCIAL STATEMENTS AND REPORTS TO SHAREHOLDERS.

          2.1  The Company shall deliver to each Major Investor:

               (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, shareholders equity and cash flow for such year, which year end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company;

               (b) As soon as practicable after the end of each fiscal quarter, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such period, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and signed by the Chief Financial Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment; provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so; and

               (c) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Major Investor may from time to time request; PROVIDED, HOWEVER, that the Company shall not be obligated under this subsection (c) or any other subsection of
Section 2 to provide information which it deems in good faith to be a trade secret or confidential information.

          2.2 The Company shall deliver to each Investor: (a) contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock and (b) an annual capitalization summary.

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     3.   INSPECTION.

          The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3 to provide any information which it reasonably considers to be a trade secret or confidential information. Subject to Section 14, the rights of an Investor under this Section 3 may not be assigned as part of such Investor's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

     4.   RIGHT OF FIRST OFFER.

          4.1 The Company hereby grants to each Investor the right of first offer to purchase up to its Pro Rata Share of the New Securities (as defined below) which the Company may, from time to time, propose to sell and issue.
The Investors may purchase said New Securities on the same terms and at the same
price at which the Company proposes to sell the New Securities.   The "Pro Rata
Share" of each Investor, for purposes of this right of first offer, is the ratio of (i) the total number of shares of Common Stock issued to such Investor, including shares of Common Stock into which shares of the Convertible Securities held by such Investor are convertible to (ii) the total number of shares of Common Stock and Common Stock options outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of the Convertible Securities are convertible).

          4.2 "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Convertible Securities listed on Schedule A hereto or the Common Stock issuable upon conversion of such Convertible Securities, (ii) securities offered pursuant to a registration statement filed under the Securities Act,
(iii) securities issued by the Company pursuant to the acquisition of another corporation by merger, purchase of substantially all of the assets or other reorganization, (iv) shares issued or issuable to employees pursuant to a plan or arrangement approved by the Company's Board of Directors, up to a maximum of 4,000,000 shares or such greater number as may be approved by the Board with the affirmative vote of the director elected by the holders of Series D Preferred Stock (net of option expirations and terminations and shares repurchased by the Corporation from officers, directors, employees, and consultants), appropriately adjusted for any stock combination, stock split, stock dividend, recapitalization, or other similar transactions, (v) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction or (vi) warrants, and shares issuable upon exercise of such warrants, issued in connection with equipment leasing transactions approved by the Company's Board of Directors.

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          4.3  In the event the Company proposes to undertake an issuance of New
Securities, it shall give to each Investor written notice (the "NOTICE") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which such Investor is entitled to purchase pursuant to Section 4.1 and a statement that each Investor shall have twenty (20) days to respond to such Notice. Each Investor shall have twenty (20) days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          4.4 In the event an Investor fails to exercise in full the right of first offer within said twenty (20) day period, the Company shall notify the other Investors and permit such other Investors to purchase their Pro Rata Share of such remaining New Securities within a ten (10) day period following delivery of such notice to such Investors. The Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which such Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Investors in the manner provided above.

          4.5 The right of first offer granted under this Section 4 shall expire upon the earliest to occur of:

               4.5.1 The closing of a Qualified IPO;

               4.5.2 With respect to any Investor or transferee to whom the right of first offer is assignable under Section 4.6, the date on which such Investor or transferee no longer holds any shares of Convertible Securities; or

               4.5.3 The registration of the Company's Common Stock under the Securities Exchange Act of 1934, as amended (the "1934 ACT").

          4.6 The right of first offer granted under this Section 4 is assignable by an Investor to any transferee of a minimum of 238,000 shares of Common Stock (including any shares of Common Stock into which shares of Convertible Securities then held by it are convertible). Notwithstanding the limitation set forth in this Section 4.6 respecting the minimum number of shares which must be transferred, (a) each of GE Capital Equity Investments, Inc. ("GE") and VeriSign, Inc. ("VERISIGN") may transfer its right of first offer to any of its respective Affiliates and (b) any Investor which is a partnership or a limited liability company ("L.L.C.") may each transfer such Investor's right of first offer to an affiliate (including a related fund) or to such Investor's constituent partners or the L.L.C. members without restriction as to the number or percentage of shares acquired by any such constituent partner or member.

     5.   TERMINATION OF COVENANTS.

          The covenants of the Company set forth in Sections 2 and 3 shall be terminated and be of no further force or effect upon the earlier of (a) immediately prior to the closing of the first public offering of the Common Stock of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act) and (b) the date the Company registers any securities under the 1934 Act, and such covenants shall terminate as to any Investor as of the date such Investor no longer holds any shares of the capital stock of the Company.

     6.   DEMAND REGISTRATION.

          6.1  REQUEST FOR REGISTRATION ON FORM OTHER THAN FORM S-3.

               (a) Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (i) April 30, 2001 and (ii) six (6) months after the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 with an aggregate offering price to the public of at least $7,500,000, the Company shall (A) promptly give written notice of the proposed Registration to all other Holders and shall (B) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company.

               (b) Subject to the terms of this Agreement, in the event that the Company shall receive from (i) GE or (ii) VeriSign at any time after the earlier of (A) April 30, 2001 and (B) six (6) months after the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 with an aggregate offering price to the public of at least $7,500,000, the Company shall (1) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of GE or VeriSign, as applicable, joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. Each of GE and VeriSign may initiate one (1) Registration pursuant to this Section 6.1(b).

               (c) The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1 (i) during the period starting with the date sixty

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(60) days prior to the Company's estimated date of filing, and ending on the date six (6) months immediately following the effective date of a Registration pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is employing all reasonable efforts in good faith to cause such Registration to become effective or (ii) after the Company has effected one such Registration pursuant to each of
Section 6.1(a), 6.1(b)(i) and 6.1(b)(ii) and such Registrations have been declared effective. The substantive provisions of Section 6.5 shall be applicable to each Registration initiated under this Section 6.1.

          6.2  RIGHT OF DEFERRAL OF REGISTRATION ON FORM OTHER THAN FORM S-3.

               If the Company shall furnish to all such Holders who joined in the request for Registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 6.1, the Company shall have the right, exercisable not more than once in any twelve-month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders.

          6.3  REQUEST FOR REGISTRATION ON FORM S-3.

               (a) If a Holder or Holders request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would not be less than $750,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall (i) promptly give written notice of the proposed registration to all other Holders and (ii) use all reasonable efforts to cause, as soon as reasonably practical, such Registrable Securities to be Registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one Registration pursuant to this Section 6.3 in any twelve (12) month period. The substantive provisions of Section 6.5 shall be applicable to each Registration initiated under this Section 6.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement pursuant to this Section 6.3:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request

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(other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective;

                    (iii) within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a Registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

                    (iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (iv) more than once in any twelve (12) month period.

          6.4  REGISTRATION OF OTHER SECURITIES IN DEMAND REGISTRATION.

               Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 6 may, subject to the provisions of
Section 6.5 of this Agreement, include securities of the Company other than Registrable Securities; provided that the number of such securities so included (other than Registrable Securities) shall not exceed thirty percent (30%) of the total number of securities Registered pursuant to such Registration Statement.

          6.5  UNDERWRITING IN DEMAND REGISTRATION.

               6.5.1      NOTICE OF UNDERWRITING.

                    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6, and the Company shall include such information in the written notice referred to in Section 6.1 or 6.3 of this Agreement. The right of any Holder to Registration pursuant to Section 6 of this Agreement shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

               6.5.2      INCLUSION OF OTHER HOLDERS IN DEMAND REGISTRATION.

                    If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such

                                       8

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holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this
Section 6. In the event, however, that the number of shares so included pursuant to this Section reduces the number of shares of Registrable Securities included by all Holders to less than seventy percent (70%) of the shares registered, such Registration shall be treated as governed by Section 7 hereof rather than this Section 6, and it shall not count as a Registration for purposes of Section 6.1 or 6.3 hereof.

               6.5.3      SELECTION OF UNDERWRITER IN DEMAND REGISTRATION.

                    The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("UNDERWRITER'S REPRESENTATIVE") of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities being registered by the Initiating Holders.

               6.5.4      MARKETING LIMITATION IN DEMAND REGISTRATION.

                    In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriter and the Company may limit the number of Registrable Securities to be included in the Registration and underwriting; PROVIDED, HOWEVER, that no Registrable Securities shall be so excluded unless (i) first, the Common Stock (other than Registrable Securities) held by officers or employees of the Company, (ii) second, the securities other than Registrable Securities and (iii) third, the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement; provided, however, that in the case of a demand registration initiated by GE or VeriSign pursuant to Section 6.1(b), no Registrable Securities of either GE or VeriSign shall be excluded from such Registration unless the Registrable Securities held by Holders other than GE or VeriSign are first excluded to the extent required by such limitation. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5.4 shall be included in such Registration Statement.

               6.5.5      RIGHT OF WITHDRAWAL IN DEMAND REGISTRATION.

                    If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the

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Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          6.6  BLUE SKY IN DEMAND REGISTRATION.

               In the event of any Registration pursuant to Section 6, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; PROVIDED, HOWEVER, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non waivable requirement that expenses incurred in connection with the qualification of the securities be borne by the selling shareholders, such expenses shall be payable pro rata by the selling shareholders.

     7.   PIGGYBACK REGISTRATION.

          7.1 NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF REGISTRABLE SECURITIES.

               Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

          7.2  UNDERWRITING IN PIGGYBACK REGISTRATION.

               7.2.1      NOTICE OF UNDERWRITING IN PIGGYBACK REGISTRATION.

                    If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 7.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders

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

shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

               7.2.2      MARKETING LIMITATION IN PIGGYBACK REGISTRATION.

                    In the event the Underwriter's Representative advises the Company that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative and the Company (subject to the allocation priority set forth in Section 7.2.3) may:

                    (a) in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such Registration and underwriting; and

                    (b) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).

               7.2.3      ALLOCATION OF SHARES IN PIGGYBACK REGISTRATION.

                    In the event that the Underwriter's Representative and the Company limit the number of shares to be included in a Registration pursuant to
Section 7.2.2, the shares (other than Registrable Securities) held by officers or employees of the Company shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other Holders thereof and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.2.3 shall be included in the Registration Statement.

               7.2.4      WITHDRAWAL IN PIGGYBACK REGISTRATION.

                    If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          7.3  BLUE SKY IN PIGGYBACK REGISTRATION.

               In the event of any Registration of Registrable Securities pursuant to Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     8.   EXPENSES OF REGISTRATION.

          All Registration Expenses incurred in connection with any registration or qualification pursuant to Sections 6 and 7 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses); PROVIDED, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6. All expenses of any registration not borne by the Company shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

     9.   TERMINATION OF REGISTRATION RIGHTS.

          The rights to cause the Company to register securities granted under Sections 6 and 7 of this Agreement shall terminate, with respect to each Holder five years after the closing date of the Company's initial public offering; provided, however, that a Holder's rights provided for under Sections 6 and 7 shall terminate earlier when all three of the following criteria are satisfied:
(i) such Holder owns less than one percent (1%) of the outstanding securities of the Company; (ii) such Holder may sell all its shares in a three (3) month period under Rule 144 of the Act and (iii) the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act.

     10.  REGISTRATION PROCEDURES AND OBLIGATIONS.

          Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and

          (h) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

     11.  INFORMATION FURNISHED BY HOLDER.

          It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the

Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     12.  INDEMNIFICATION.

          12.1 COMPANY'S INDEMNIFICATION OF HOLDERS.

               To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, each legal counsel and independent accountant for the Holders and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, such officers, directors, constituent partners, law and accounting firms, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity contained in this
Section 12.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

          12.2 HOLDER'S INDEMNIFICATION OF COMPANY.

               To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and each other such Holder, each of its officers, directors and constituent partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but in each case only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; PROVIDED, HOWEVER, that the indemnity contained in this Section 12.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); PROVIDED, FURTHER, that each Holder's liability under this Section 12.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

          12.3 INDEMNIFICATION PROCEDURE.

               Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; PROVIDED, HOWEVER, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 12, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 12, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 12.

          12.4 CONTRIBUTION.

               If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     13.  LIMITATIONS ON REGISTRATION RIGHTS GRANTED TO OTHER SECURITIES.

          From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of a majority of the aggregate of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

     14.  TRANSFER OF RIGHTS.

          (a) The rights to information under Section 2.1 granted by the Company to the Major Investors under this Agreement may be assigned by any Holder to a transferee or assignee acquiring at least Four Hundred Seventy-Five Thousand (475,000) shares of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like). Notwithstanding the foregoing, each of GE and VeriSign may transfer its foregoing rights to any of its Affiliates.

          (b) The rights to information under Sections 2.2 and 3 and the right to cause the Company to register securities under Sections 6 and 7 granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of at least ten percent (10%) of the Holder's aggregate outstanding Registrable Securities immediately prior to the transfer. Notwithstanding the foregoing, each of GE and VeriSign may transfer its foregoing rights to any of its Affiliates.

          (c) The Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned.

          (d) The transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its best judgment, to be a competitor or potential competitor of the Company.

          (e) Notwithstanding the limitation set forth in the foregoing subsections (a) and (b) respecting the minimum number of shares which must be transferred, any Holder which is a partnership or an L.L.C. may each transfer such Holder's Registration rights to an affiliate (including a related fund) or to such Holder's constituent partners or the L.L.C. members without restriction as to the number or percentage of shares acquired by any such constituent partner or member.

     15.  MARKET STANDOFF.

          Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter's Representative; provided, however, that:

               (a) unless holders of a majority of the aggregate Registrable Securities consent, such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company and all two-percent securityholders with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 15.

     16. NO ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION; CONVERSION OF PREFERRED STOCK.

          Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the holders) and that such Shares may be sold to the public without Registration, or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition and that such Shares may be sold to the public without Registration, the Shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 16 does not apply. The Registration rights of the Holders of the Shares set forth in this Agreement are conditioned upon the conversion of the Shares with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

     17. REPORTS UNDER THE 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

     18.  MISCELLANEOUS.

          18.1 ENTIRE AGREEMENT: SUCCESSORS AND ASSIGNS.

               This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor concerning Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties (including transferees of any of the Convertible Securities or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          18.2 GOVERNING LAW.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

          18.3 COUNTERPARTS.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.4 HEADINGS.

               The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          18.5 NOTICES.

               Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement and
(ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by ten (10) days advance written notice to the Investors or the Company, respectively.

          18.6 AMENDMENT OF AGREEMENT.

               Any provision of this Agreement may be amended (and the rights of first offer provided in Section 4 waived) only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities as defined in Section 1 of this Agreement; provided, however, that any amendment of this Agreement which affects the rights, preferences or privileges of GE on the one hand or VeriSign on the other must be approved by GE or VeriSign, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          18.7 SEVERABILITY.

               If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          18.8 AGGREGATION OF STOCK.

               All shares of the Convertible Securities or any Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          18.9 WAIVER.

          The undersigned persons constitute holders of a majority of the Registrable Securities under the Previous Agreement, and, on behalf of all the Holders under the Previous Agreement (i) waive the right of first refusal and related Notice requirements of Section 4 of the Previous Agreement with respect to the Company's offering of Series D Preferred Stock and (ii) amend and restate the Previous Agreement as set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investor Rights Agreement as of the date and year first above written.

COMPANY:                     KEYNOTE SYSTEMS INCORPORATED,
                                  a California corporation

                             By:
                                  -----------------------------------------
                                  Douglas Finlay, Vice President of Finance
                                  and Operations and Chief Financial Officer

INVESTORS:

VERISIGN, INC.                         GE CAPITAL EQUITY INVESTMENTS, INC.


By:                                    By:
   ---------------------------            ---------------------------

Title:                                 Title:
      ------------------------               ------------------------

APPLEWOOD ASSOCIATES, L.P.             DALEWOOD ASSOCIATES, L.P.


By:                                    By:
   ---------------------------            ---------------------------

Title:                                 Title:
      ------------------------               ------------------------

BESSEMER VENTURE PARTNERS IV L.P.      BESSEC VENTURES IV L.P.


By:                                    By:
   ---------------------------            ---------------------------

Title:                                 Title:
      ------------------------               ------------------------

WOODLAND PARTNERS                      EUGENE SHKLAR


By:                                    By:
   ---------------------------            ---------------------------
                                          Eugene Shklar
Title:
      ------------------------

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

ROGER GLADSTONE                        IRWIN LIEBER

By:                                    By:
   ---------------------------            ---------------------------
   Roger Gladstone                        Irwin Lieber


BARRY FINGERHUT                        COMDISCO, INC.

By:                                    By:
   ---------------------------            ---------------------------
   Barry Fingerhut                     Title:
                                             ------------------------


MARION JACK RICKARD                    SAMUEL URCIS

By:                                    By:
   --------------------------             ---------------------------
   Marion Jack Rickard                    Samuel Urcis


ROBERT B. HARRINGTON                   ROBERT GLADSTONE

By:                                    By:
   --------------------------             ---------------------------
   Robert B. Harrington                   Robert Gladstone


DAVID NUSSBAUM                         RAYMOND L. OCAMPO, JR.

By:                                    By:
   --------------------------             ---------------------------
   David Nussbaum                         Raymond L. Ocampo, Jr.


TOM AND MARY FIELD

By:
   --------------------------
   Tom Field

By:
   --------------------------
   Mary Field


[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]